CONSULTING AGREEMENT


         CONSULTING AGREEMENT (this "Agreement") dated as of December 1st, 2008, between Turbodyne Technologies, Inc., and (the Company"), a Nevada corporation, and John Adams ("Consultant").

         WHEREAS, the Company desires to engage Consultant to act as Chief Executive Officer and a director on the Company's board of directors and assist it with various functions as requested by the Company and agreed to by Consultant from time to time, as set forth hereinafter and ;

         WHEREAS, Consultant has experience in the business, is qualified to and desires to render such consulting and advisory services to the Company. (the "Services");

         NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Effectiveness; Retention of Consultant; Services to be Performed

                  (a) Effective as of the date of this Agreement the Company engages Consultant to provide the Services during the Term (as defined in paragraph 3) and Consultant hereby accepts such engagement and agrees to perform the Services for the Company upon the terms and conditions set forth herein. During the Term, Consultant shall devote such attention as needed to perform the services required by this Agreement. This is not expected to be "full time"

                  (c) Consultant shall perform the Services hereunder at such locations as are agreed to be appropriate for Consultant to perform his duties under this Agreement. Under no circumstances shall Company expect Consultant to relocate his residence. Travel requirements are expected to be minimal.

         2 Independent Contractor. In rendering services hereunder, Consultant shall be acting as an independent contractor, workspace and managing his own hours of work as determined by Consultant to fulfill the engagement, and not as an employee of the Company. In Consultant's role as CEO, Consultant will be acting on behalf of the Company and will commit the Company to actions. This will be done appropriately to increase the value of the Company and in accordance with the directions of the Board of Directors. Nothing contained in this Agreement shall be construed or applied to create a partnership. Consultant shall be responsible for the payment of all federal, state or local taxes payable with respect to all amounts paid to Consultant under this Agreement; provided, however, that if the Company is determined to be liable for collection and/or remittance of any such taxes, Consultant shall reimburse the Company for all such payments made by the Company, within a reasonable period of time and provision of appropriate documentation.

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         3 Term. Unless terminated at an earlier date in accordance with
Paragraph 7, this Agreement shall terminate three years from the date of this Agreement (the "Term").

         4 Compensation.

         (a) As compensation for Consultant's services hereunder, the Company will pay Consultant consideration in the form of 12,000,000 shares of the Company's common stock (the "Shares"). The Shares will be restricted from transfer and will vest in accordance to vesting repurchase agreement defined in i, ii, and iii below ("Vesting Agreement") The Shares shall be subject to repurchase by the Company and such repurchase agreement will terminate in accordance with the following schedule:


                  i 4,000,000 Shares shall be "service based" and the repurchase agreement will terminate at the end of each month on 111,111.11 Shares for each month of service.

                  ii. 4,000,000 Shares shall be "revenue based" and the repurchase agreement shall terminate upon filing of a report with the Securities & Exchange Commission containing reviewed or audited statements reflecting the recognition of revenue for the first sale of a production model of a Company product after the date hereof provided payment is made therefore and the product is not returned and provided such sale occurs during the period that the Consultant has provided services hereunder or pursuant to the Employment Agreement.

                  iii. 4,000,000 Shares shall be "EBITDA based" and the repurchase agreement will terminate upon filing of reports with the Securities & Exchange Commission containing reviewed or audited statements reflecting total EBITA or earnings before taxes, interest or amortization , of $1,000,000 and provided that such sales occur during the period that the Consultant has provided services hereunder or pursuant to the Employment Agreement.

         It is understood that a separate repurchase agreement will be entered into between the Company and Consultant that will govern the terms and address tax implications in connection with the compensation in this section 4(i), 4(ii) and 4(iii).

         5 Expenses. Consultant shall be reimbursed, in accordance with the policies and procedures that the Company establishes from time to time, for all reasonable and necessary out-of-pocket expenses that Consultant incurs in performing the services hereunder, including, without limitation, reasonable travel expenses incurred by Consultant.

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         6 Protection of Trade Secrets, Know-How and/or Other Confidential
Information of the Company.

The position of CEO is of importance to the Company. It is naturally expected that the CEO will work to enhance the value and growth of the Company and will not disclose or misappropriate anything that would harm the Company. Even so, it is important to protect the core value of the Company which lies in it intellectual property and confidential information.

         (a) Consultant shall not divulge, furnish or make accessible to anyone or use in any way (other than in accordance with the provisions herein or the written policies of the Company) any confidential or secret knowledge or information of the Company that Consultant has acquired or become acquainted with during engagement by the Company or any affiliated companies prior to the Term or will that he may acquire or become acquainted with during the Term, whether developed by Consultant or by others, concerning any trade secrets or confidential information. Trade Secrets and Confidential Information shall refer to any and all trade secrets and confidential information , including but not limited to all confidential or secret designs, processes, formulae, products or future products, plans, devices or material (whether or not patented or patentable) directly or indirectly related in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company ("Company Confidential Information")

         (b) . It is agreed that all materials produced for the Company by Consultant, including any data collected or information produced for Company by Consultant as well as Software, tools and other instrumentation or intellectual property, or other inventions ( individually and collectively" Company Intellectual Property"), created by Consultant during and/or as a result of the engagement hereunder, shall be the property of the Company, free and clear of all claims. Consultant shall retain no claim or assert any claim of authorship therein. All rights therein of Consultant, if any, are hereby assigned to the Company irrespective of whether such works constitute "works for hire". At the request of the Company Consultant shall execute such documents as the Company may desire to evidence or effect its ownership in the Company Intellectual Property. All Company Intellectual Property , shall also be deemed Company Confidential Information and subject as such to the provisions of this Agreement relating to such information.

         (c) Upon termination of this Agreement, Consultant shall deliver to the Company all property that is in his possession and that is the Company's property or relates to the Company's business, including, but not limited to corporate records, notes, data, memoranda, software, electronic information, models, equipment, and any copies of the same. Consultant shall permanently delete all of his electronic data containing such property after delivering such data to the Company.

         (d) The parties acknowledges that the Company Confidential Information constitutes a unique and valuable asset of the Company , acquired and developed at great time and expense by the Company and predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the Term Company and Consultant will refrain from

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any acts or omissions that would reduce the value of such Company Confidential
Information or Consultant Confidential Information to the respective party. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the respective party other than as a direct or indirect result of the breach of this Agreement by respective party.

         (f) Consultant agrees that the breach of any other provision of this Agreement by either party shall not, in any way, invalidate or void any provision or the entirety of this Section 6 of this Agreement.




Nor shall it apply to knowledge or information that the Consultant is legally required to disclose to Government, Courts or other entities.

         7 Termination.

         (a) Neither party may terminate this Agreement except as set forth herein or by mutual agreement.

         (b) If the Consultant dies during the Term, the Term shall terminate as of the date of the Consultant's death. If the Consultant becomes Totally Disabled (as that term is defined below) for sixty days in the aggregate during any consecutive twelve-month period during the Term, the Company shall have the right to terminate this Agreement by giving the Consultant thirty (30) days' prior written notice thereof. Upon termination of the Term under this Paragraph 7(b), the Company shall have no further obligations or liabilities under this Agreement, except to pay to the Consultant: (i) the portion, if any, that remains unpaid of the contractual compensation for periods prior to termination; and (ii) the amount of any expenses reimbursable to Consultant.

         "Totally Disabled", as used herein, shall mean a mental or physical condition which, in the reasonable opinion of an independent medical doctor selected by the Company in his discretion, renders the Consultant physically unable or mentally incompetent to carry out the material duties and responsibilities of the Consultant under this Agreement.

         (c) The Company may terminate this Agreement for Cause upon written notice and thereby immediately terminate his employment under this Agreement. In the event that this happens, Consultant will still have the right to retain any shares earned. For purposes of this Agreement, the Company shall have Cause to terminate this Agreement, if in the reasonable good faith judgment of the Company, Consultant (i) materially breaches any of his agreements, duties or obligations under this Agreement and has not cured such breach within thirty
(30) days after Company's written notice, including, without limitation, the Consultant's failure to perform his duties hereunder, other than a failure resulting from his illness or sickness or vacation ( note that Consultant does not regard this as a full time job); or (ii) embezzles or converts to his own use any funds or assets of the Company;

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         (d) Consultant may terminate this Agreement upon failure by the Company to comply with the material provisions of this Agreement, which is not cured within thirty (30) days after written notice. Consultant may also terminate this Agreement if, in the reasonable opinion of his doctor, the work is having a deleterious effect upon Consultant's health.

         (e) With mutual agreement, unless required for tax reasons, the Company at any time may elect to terminate this agreement upon fifteen days notice and enter into a separate written employment agreement ("Employment Agreement") with Consultant for the balance of the Term. Such Employment Agreement shall commence on the first day of the first calendar month following the aforesaid notice of election. The provisions of paragraphs 4 through 10 hereof shall apply to the Employment. During the balance of the Term under the Employment Agreement the Consultant shall devote his time and attention to the affairs of the Company and not engage in any business activity with another entity. The Employment Agreement shall contain such other non material terms and provisions as may be customary in the reasonable opinion of counsel to the Company, for agreements of this type without modifying paragraphs 4 through 10 and agreed to by the Consultant.

         8 Covenants

         (a) The Consultant hereby covenants and agrees that during the term of this Agreement, the Consultant shall not, within the boundaries of the Territory, without the prior written consent of the Companies (which consent may be withheld in the sole and absolute discretion of Companies), directly or indirectly, either alone or in association or in connection with or on behalf of any person, firm, partnership, corporation or other entity or venture now existing or hereafter created: (i) be or become interested or engaged in, directly or indirectly, with any Competitive Business including, without limitation, being or becoming an organizer, investor, lender, partner, joint venturer, stockholder, officer, director, employee, manager to any Competitive Business, or (ii) use or permit the use of the Consultant's name or any part thereof to be used or employed in connection with any Competitive Business (collectively and severally the ("Noncompetition Covenants"). Notwithstanding the foregoing, the provisions of this paragraph shall not be deemed to prevent the purchase or ownership by the Consultant as a passive investment of the outstanding capital shares of any publicly held corporation, so long as any other obligation or duty under the Noncompetition Covenants are not breached. For purposes of this paragraph 8.1, the following capitalized terms shall have the definitions set forth below:

                  i "Competitive Business" - The term "Competitive Business" is defined as any business that directly competes with the business conducted by the Company whether such business is conducted by a proprietorship, partnership, corporation or other entity or venture.


                  ii "Territory" - The term "Territory" is defined as the United States and any country in which the Company is marketing the Company's products.

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         (b) The Consultant will not, directly or indirectly, individually or on behalf of other persons, solicit, aid or induce (i) any employee of the Company or any of his affiliates to leave their employment with the Company or its affiliates to accept employment with or render services to or with any person, firm, corporation or other entity or assist or aid any other person, firm, corporation or other entity in identifying or hiring away such employee, (ii) any customer or vendor of the Company to alter its business relationship with the Company or to purchase products or services then sold by the Company or its affiliates from another person, firm, corporation or other entity or assist or aid any other person or entity in identifying or soliciting any such customer or vendor or (iii) any other remaining employee of the Company or its affiliates to leave such employee's employment with the Company or its affiliates.

         (c) During the Term, and for a period of one year after the termination or expiration of the Agreement, Consultant shall not, directly or indirectly, make or publish any disparaging statements(whether written or oral) regarding the Company or any of its affiliated companies or businesses, or the affiliates, directors, officers, agents, principal stockholders or customers of any of them disparaging statements including, but not limited to, any such statements to any employee of the Company or its affiliates or any customer, vendor supplier or licensor.

         (d) The Parties agree that the remedy at law for any breach by the Consultant of this Agreement and specifically the provisions of paragraphs 6 and 8 will be inadequate and that the Company or any of its subsidiaries or other successors or assigns shall be entitled to injunctive relief without bond. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights and remedies Company or any of its subsidiaries or their successors or assigns might have for such breach.

         9 Mediation/Arbitration.

         The parties shall first attempt to resolve any dispute through the appointment of a mutually agreeable mediation service.

Except as otherwise provided herein any claim or dispute of any nature between the parties hereto arising directly or indirectly from the relationship created by this Agreement shall be resolved exclusively by arbitration in the state of California, in accordance with the applicable rules of the American Arbitration Association. The fees of the arbitrator(s) and other reasonable costs incurred by the parties in connection with such arbitration shall be paid equally by the parties. The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than 30 days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing.


         10 Indemnity. The Company shall indemnify and hold Consultant harmless from all liability related to its prior and future business to the full extent permitted by the laws of its state of incorporation. The Company shall use its best efforts to secure a directors and officers insurance policy.

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         11 Miscellaneous.

         (a) Except as otherwise provided herein, this Agreement (including the exhibits, schedules and other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

         (b) This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

         (c) Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

         (d) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted successors and assigns. This Agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by either party without the prior written consent of the other party, except it may be assigned by the Company, without Consultant's consent in any company which acquired all or substantially all of the Company's business or assets or with which the Company is merged or consolidated.

         (e) No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement

         (f) All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.




                             If to the Company:

                             Turbodyne Technologies, Inc.
                             115 East 57th Street, 11th Floor
                             New York, NY 10022
                             Attention Senior Officer: Jason Meyers

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                             If to the Consultant:

                             John Adams
                             6912 Rainbow Drive SE
                             Salem OR 97306




         Any party may change the address set forth above by notice to each other party given as provided herein.

         (g) The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         (h) ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.

         (i) Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

         (j) No delay on the part of the Company in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by Consultant shall constitute a waiver of any other right or breach by Consultant.

         (k) EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph.


Consultant                          Turbodyne Technologies, Inc.



__________________________          By: ________________________________
 John Adams                            Jason Meyers, Chairman and senior officer


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